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                                                                    EXHIBIT 23.1

The Board of Directors and Shareholders
PhyCor, Inc.:

     We consent to the use of our report included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                          KPMG PEAT MARWICK LLP

Nashville, Tennessee
February 5, 1997